                                                                     EXHIBIT 4.1

================================================================================

                             STOCKHOLDERS AGREEMENT

                                     among

                                SMTC Corporation

                                      and

                      The Stockholders referred to herein



                           Dated as of July 27, 2000




================================================================================

                               TABLE OF CONTENTS

                                                            Page
1.   EFFECTIVENESS; DEFINITIONS............................   2
     1.1.   Effectiveness..................................   2
     1.2.   Definitions....................................   2

2.   [RESERVED]............................................   2

3.   [RESERVED]............................................   2

4.   [RESERVED]............................................   2

5.   [RESERVED]............................................   2

6.   REGISTRATION RIGHTS...................................   2
     6.1.   Majority Investor Demand Registration Rights...   3
            6.1.1.  General................................   3
            6.1.2.  Payment of Expenses....................   4
            6.1.3.  Additional Procedures..................   4
     6.2.   Investors' Demand Registration Rights..........   4
            6.2.1.  General................................   4
            6.2.2.  Payment of Expenses....................   5
            6.2.3.  Additional Procedures..................   5
     6.3.   Piggyback Registration Rights..................   6
            6.3.1.  Piggyback Registration.................   6
            6.3.2.  Payment of Expenses....................   7
            6.3.3.  Additional Procedures..................   7
     6.4.   Certain Other Provisions.......................   7
            6.4.1.  Underwriter's Cutback..................   7
            6.4.2.  Other Actions..........................   8
            6.4.3.  Selection of Underwriters and Counsel..   9
            6.4.4.  Lock-Up................................   9
     6.5.   Indemnification and Contribution...............   9
            6.5.1.  Indemnities of the Company.............   9
            6.5.2.  Indemnities to the Company.............  11
            6.5.3.  Contribution...........................  11
            6.5.4.  Limitation on Liability of Holders of
                    Registrable Securities.................  12

7.   TRANSFERS TO OTHER HOLDERS............................  12

8.   REMEDIES..............................................  12

     8.1.   Generally......................................  12
     8.2.   [RESERVED].....................................  12

9.   LEGENDS...............................................  12
     9.1.   [RESERVED].....................................  12
     9.2.   1933 Act Legends...............................  12
     9.3.   Stop Transfer Instruction......................  13
     9.4.   Termination of 1933 Act Legend.................  13

10.  [RESERVED]............................................  13

11.  AMENDMENT, TERMINATION, ETC...........................  13
     11.1.  Oral Modifications.............................  13
     11.2.  Written Modifications..........................  13
     11.3.  Termination....................................  14

12.  DEFINITIONS...........................................  14
     12.1.  Certain Matters of Construction................  14
     12.2.  Definitions....................................  14

13.  MISCELLANEOUS.........................................  19
     13.1.  Expenses of EMSIcon Transfers..................  19
     13.2.  Authority; Effect..............................  20
     13.3.  Notices........................................  20
     13.4.  Binding Effect, Etc............................  21
     13.5.  Descriptive Headings...........................  22
     13.6.  Counterparts...................................  22
     13.7.  Severability...................................  22

14.  GOVERNING LAW, ETC....................................  22
     14.1.  Governing Law..................................  22
     14.2.  Consent to Jurisdiction........................  22
     14.3.  WAIVER OF JURY TRIAL...........................  23
     14.4.  Exercise of Rights and Remedies................  23

                             STOCKHOLDERS AGREEMENT

     The Stockholders Agreement (the "1999 Agreement") made as of July 30, 1999
                                      --------------
by and among:

     (i)   SMTC Corporation (the "Company");
                                  -------

     (ii) SMTC Manufacturing Corporation of Canada (f/k/a The Surface Mount Technology Centre, Inc.) ("SMTC-Canada");
                                      -----------

     (iii) EMSIcon Investments ("EMSIcon"), LLC, Edward A. Johnson, James
                                 -------
           Holmes, J & E Enterprises, LLC, Allen & Company, Incorporated, Allen Value Partners, L.P., Allen Value Limited, Celerity EMSIcon, LLC, Bain Capital Fund VI, L.P., BCIP Associates II, BCIP Trust Associates II, BCIP Associates II-B, BCIP Associates II-C, BCM Capital Partners, L.P., Bain Capital V Mezzanine Fund, L.P., Sankaty High Yield Asset Partners, L.P., General Electric Capital Corporation, RGIP, LLC, J&L Investments, LLC ("J&L) and the members of Celerity EMSIcon, LLC
                              ---
           listed on the signature pages thereto (collectively, the "HTM
                                                                     ---
           Investors");
           ---------

     (iv) P.N. Walker Consulting Inc., Paul Walker, Nichal Inc., Derek D'Andrade, Gary Walker, Philip Woodard and Kilmer Electronics Group Limited (collectively, the "SMTC Investors"); and
                                       --------------

     (v) Edward A. Johnson, James Laurion and each Person who, upon acquiring Shares in connection with the exercise of Options granted by the Company, became party hereto by executing a counterpart signature page thereto (collectively, the "Managers"),
                                            --------
is hereby amended and restated in its entirety pursuant to Section 11.2 of the 1999 Agreement by written agreement of the Majority Stockholders, the Majority HTM Investors, the Majority SMTC Investors and the Majority Managers (as each term is defined in the 1999 Agreement) in the form of this Stockholders Agreement (1999 Agreement as amended and restated hereby is referred to herein as the "Agreement") as of July 27, 2000 to read as follows:
        ---------

                                    Recitals
                                    --------

1. The Company (i) has filed a registration statement on Form S-1 with the Commission, (ii) intends to effect an Initial Public Offering of New Common Stock and Exchangeable Shares (each as defined below) and (iii) immediately prior to the consummation of the Initial Public Offering, intends to (a) purchase all outstanding Class N Stock from the holders thereof, (b) issue a single share of special voting stock (the "Special Voting Stock"), (c) cause
                                           --------------------
SMTC Nova

Scotia to purchase all outstanding Class Y Canadian Shares in exchange for Class L Stock (d) convert its Class L Stock into Class A Stock, (e) thereafter convert its Class A stock into a new class of common stock, par value $.01 (the "New Common Stock"), and (f) cause SMTC-Canada to convert the Class L
           ----------------
Exchangeable Shares into exchangeable shares of SMTC-Canada (the "Exchangeable
                                                                  ------------
Shares") which are exchangeable for New Common Stock (the foregoing actions
------
together the "Reclassification").
              ----------------

2. Pursuant to the terms of a Stock Purchase Agreement dated May 23, 2000, the Company intends to acquire the capital stock of Pensar Corporation, a Wisconsin corporation ("Pensar") and, in connection with such acquisition, the Sellers (as
              ------
defined in such Stock Purchase Agreement, and for purposes of this agreement the "Pensar Investors") will acquire New Common Stock in consideration of their
 ----------------
interests in the capital stock of Pensar.

3. The parties desire to amend and restate the 1999 Agreement on the date hereof to establish the agreements on certain matters following the Reclassification and the effectiveness of the Initial Public Offering.

4. It is a condition to the closing of the acquisition of Pensar that the Pensar Investors execute a counterpart signature page to this Agreement as "Pensar Investors."

                                 Agreement
                                 ---------

     Therefore, the parties hereto hereby agree as follows:

1.   EFFECTIVENESS; DEFINITIONS.

     1.1. Effectiveness.  This Agreement shall become effective upon the closing
          -------------
of the Initial Public Offering.

     1.2. Definitions.  Certain terms are used in this Agreement as specifically
          -----------
defined herein. These definitions are set forth or referred to in Section 12 hereof.

2.   [RESERVED].

3.   [RESERVED].

4.   [RESERVED].

5.   [RESERVED].

6. REGISTRATION RIGHTS. The Company will perform and comply, and cause each of its subsidiaries to perform and comply, with such of the following provisions as are applicable to it. Each holder of Shares will perform and comply with such of the following provisions as are applicable to such holder.

     6.1.  Majority Investor Demand Registration Rights.
           --------------------------------------------

           6.1.1.  General. The Majority Stockholders (for purposes of this
                   -------
     Section 6.1, "Initiating Investors"), by notice to the Company specifying the intended method or methods of disposition, may request that the Company effect the registration under the Securities Act for a Public Offering of all or a specified part of the Registrable Securities (x) held by such Initiating Investors or (y) issuable to such Initiating Investors upon Conversion of any Exchangeable Shares held by such Initiating Investors. The Company will then use its best efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been requested to register by such Initiating Investors together with all other Registrable Securities which the Company has been requested to register pursuant to Section 6.3 all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities which the Company has been so requested to register; provided, however, that the Company shall not be obligated to
               --------  -------
     take any action to effect any such registration pursuant to this
     Section 6.1.1:

                 (a) Within 180 days immediately following the effective date of any registration statement pertaining to an underwritten public offering of securities of the Company for its own account (other than a Rule 145 Transaction, or a registration relating solely to employee benefit plans); or

                 (b) On any form other than Form S-3 (or any successor form) if the Company has previously effected three or more registrations of Registrable Securities under this Section 6.1.1 on any form other than Form S-3 (or any successor form); provided, however, that no
                                                  --------  -------
           registrations of Registrable Securities which shall not have become and remained effective in accordance with the provisions of this
           Section 6, and no registrations of Registrable Securities pursuant to which the Initiating Investors are not able to include at least 90% of the Registrable Securities which they desired to include, shall be included in the calculation of numbers of registrations contemplated by this clause (b).

           6.1.1.1. Form.  Except as otherwise provided above, each registration
                    ----
     requested pursuant to this Section 6.1.1 shall be effected by the filing of a registration statement on Form S-1 (or any other form which includes substantially the same information as would be required to be included in a registration statement on such form as currently constituted), unless the use of a different form has been agreed to in writing by holders of at least a majority of the Registrable Securities to be included in the proposed registration statement in question by the Initiating Investors (the "Majority
                                                             --------
     Participating Stockholders").
     --------------------------

           6.1.2  Payment of Expenses.  The Company shall pay all reasonable
                  -------------------
     expenses of the Initiating Investors incurred in connection with each registration of Registrable Securities requested pursuant to this Section 6.1, other than underwriting discount and commission, if any, and applicable transfer taxes, if any.

           6.1.3. Additional Procedures. In the case of a registration pursuant
                  ---------------------
     to Section 6.1, whenever the Majority Participating Stockholders shall request that such registration shall be effected pursuant to an underwritten offering, the Company shall include such information in the written notices to holders of Registrable Securities and Convertible Securities referred to in Section 6.3. In such event, the right of any holder of Registrable Securities to have securities owned by such holder included in such registration pursuant to Section 6.1 shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Registrable Securities in the underwriting (unless otherwise mutually agreed upon by the Majority Participating Stockholders and such holder). If requested by such underwriters, the Company together with the holders of Registrable Securities proposing to distribute their securities through such underwriting will enter into an underwriting agreement with such underwriters for such offering containing such representations and warranties by the Company and such holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, customary indemnity and contribution provisions (subject, in each case, to the limitations on such liabilities set forth in this Agreement).

     6.2.  Investors' Demand Registration Rights.
           -------------------------------------

           6.2.1.  General. From and after July 30, 2003, each of the Majority
                   -------
     Bain Investors, the Majority Celerity Investors and the Majority SMTC Investors, in each case, holding Shares that constitute at least 15% of the Registrable Securities (for purposes of this Section 6.2, "Initiating
                                                                ----------
     Investors"), by notice to the Company specifying the intended method or
     ---------
     methods of disposition, may request that the Company effect the registration under the Securities Act for a Public Offering of all or a specified part of the Registrable Securities (x) held by such Initiating Investors or (y) issuable to such Initiating Investor upon Conversion of any Exchangeable Shares held by such Initiating Investor. The Company will then use its best efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been requested to register by such Initiating Investors together with all other Registrable Securities which the Company has been requested to register pursuant to
     Section 6.3 all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities which the Company has been so requested to register; provided, however,
                                                          --------  -------
     that the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 6.2.1:

                         (a) Within 180 days immediately following the effective
                   date of any registration statement pertaining to an underwritten public offering of securities of the Company for its own account (other than a Rule 145 Transaction, or a registration relating solely to employee benefit plans); or

                         (b) On any form other than Form S-3 (or any successor
                   form) if the Company has previously effected three or more registrations of Registrable Securities under this Section
                   6.2.1 on any form other than Form S-3 (or any successor form); provided, however, that no registrations of Registrable Securities which shall not have become and remained effective in accordance with the provisions of this
                   Section 6, and no registrations of Registrable Securities pursuant to which the Initiating Investors are not able to include at least 90% of the Registrable Securities which they desired to include, shall be included in the calculation of numbers of registrations contemplated by this clause (b).

                   6.2.1.1. Form. Except as otherwise provided above, each registration requested pursuant to this Section 6.2.1 shall be effected by the filing of a registration statement on Form S-1 (or any other form which includes substantially the same information as would be required to be included in a registration statement on such form as currently constituted), unless the use of a different form has been agreed to in writing by holders of at least a majority of the Registrable Securities to be included in the proposed registration statement in question by the Initiating Investors (the "Majority Participating Stockholders").

           6.2.2.  Payment of Expenses.  The Company shall pay all reasonable
                   -------------------
     expenses of the Initiating Investors incurred in connection with each registration of Registrable Securities requested pursuant to this Section 6.2, other than underwriting discount and commission, if any, and applicable transfer taxes, if any.

           6.2.3.  Additional Procedures. In the case of a registration pursuant
                   ---------------------
     to Section 6.2, whenever the Majority Participating Stockholders shall request that such registration shall be effected pursuant to an underwritten offering, the Company shall include such information in the written notices to holders of Registrable Securities and Convertible Securities referred to in Section 6.3. In such event, the right of any holder of Registrable Securities to have securities owned by such holder included in such registration pursuant to Section 6.2 shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Registrable Securities in the underwriting (unless otherwise mutually agreed upon by the Majority Participating Stockholders and such holder). If requested by such underwriters, the Company together with the holders of Registrable Securities proposing to distribute their securities through such underwriting will enter into an underwriting agreement with such underwriters for such offering containing such representations and warranties by the Company and such holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, customary indemnity and contribution provisions (subject, in each case, to the limitations on such liabilities set forth in this Agreement).

     6.3.  Piggyback Registration Rights.
           -----------------------------

           6.3.1.  Piggyback Registration.
                   ----------------------

                   6.3.1.1.  General. Each time the Company proposes to register
                             -------
           any shares of Common Stock under the Securities Act on a form which would permit registration of Registrable Securities for sale to the public, for its own account and/or for the account of any stockholder (pursuant to Section 6.1, Section 6.2 or otherwise) for sale in a Public Offering, the Company will give notice to all holders of Registrable Securities and holders of Convertible Securities of its intention to do so. Any such holder may, by written response delivered to the Company within 20 days after the effectiveness of such notice, request that all or a specified part of the Registrable Securities (a) held by such holder or (b) issuable to such holder upon Conversion of Exchangeable Shares held by such holder be included in such registration. The Company thereupon will use its reasonable efforts to cause to be included in such registration under the Securities Act all shares of Common Stock which the Company has been so requested to register by such holders, to the extent required to permit the disposition (in accordance with the methods to be used by the Company or other holders of shares of Common Stock in such Public Offering) of the Registrable Securities to be so registered. No registration of Registrable Securities effected under this Section
           6.3 shall relieve the Company of any of its obligations to effect registrations of Registrable Securities pursuant to Section 6.1 or
           Section 6.2.

                   6.3.1.2.  Excluded Transactions. The Company shall not be
                             ---------------------
           obligated to effect any registration of Registrable Securities under this Section 6.3 incidental to the registration of any of its securities in connection with:

                        (a) Any Public Offering relating to employee benefit
                   plans or dividend reinvestment plans;

                        (b) Any Public Offering relating to the acquisition or
                   merger after the date hereof by the Company or any of its subsidiaries of or with any other businesses; or

                        (c) The Initial Public Offering and the Qualified Public
                   Offering, unless such Public Offering has been initiated pursuant to Section 6.1.1 or 6.2.1.

           6.3.2.  Payment of Expenses.  The Company shall pay all reasonable
                   -------------------
     expenses of a single legal counsel representing any and all holders of Registrable Securities incurred in connection with each registration of Registrable Securities requested pursuant to this Section 6.3.

           6.3.3.  Additional Procedures.  Holders of Shares participating in
                   ---------------------
     any Public Offering pursuant to this Section 6.3 shall take all such actions and execute all such documents and instruments that are reasonably requested by the Company to effect the sale of their Shares in such Public Offering, including, without limitation, being parties to the underwriting agreement entered into by the Company and any other selling shareholders in connection therewith and being liable in respect of the representations and warranties by, and the other agreements (including without limitation customary selling stockholder representations, warranties, indemnifications and "lock-up" agreements) for the benefit of the underwriters; provided,
                                                                    --------
     however, that (a) with respect to individual representations, warranties,
     -------
     indemnities and agreements of sellers of Shares in such Public Offering, the aggregate amount of such liability shall not exceed such holder's net proceeds from such offering and (b) to the extent selling stockholders give further representations, warranties and indemnities, then with respect to all other representations, warranties and indemnities of sellers of shares in such Public Offering, the aggregate amount of such liability shall not exceed the lesser of (i) such holder's pro rata portion of any such liability, in accordance with such holder's portion of the total number of Shares included in the offering or (ii) such holder's net proceeds from such offering.

     6.4.  Certain Other Provisions.
           ------------------------

           6.4.1.  Underwriter's Cutback. In connection with any registration of
                   ---------------------
     shares, the underwriter may determine that marketing factors (including, without limitation, an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten. Notwithstanding any contrary provision of this Section 6 and subject to the terms of this Section 6.4.1, the underwriter may limit the number of shares which would otherwise be included in such registration by excluding any or all

     Registrable Securities from such registration (it being understood that the number of shares which the Company seeks to have registered in such registration shall not be subject to exclusion, in whole or in part, under this Section 6.4.1). Upon receipt of notice from the underwriter of the need to reduce the number of shares to be included in the registration, the Company shall advise all holders of the Company's securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of such securities, including Registrable Securities, that may be included in the registration shall be allocated in the following manner, unless the underwriter shall determine that marketing factors require a different allocation: shares, other than Registrable Securities, requested to be included in such registration by shareholders shall be excluded to the extent necessary to achieve the underwriter's cutback unless the Company has, with the consent of the Majority Stockholders, granted registration rights which are to be treated on an equal basis with Registrable Securities for the purpose of the exercise of the underwriter cutback; and, if a limitation on the number of shares is still required, the number of Registrable Securities and other shares of Common Stock that may be included in such registration shall be allocated among holders thereof in proportion, as nearly as practicable, to the respective amounts of Common Stock which each shareholder requested be registered in such registration. For purposes of any underwriter cutback, all Common Stock held by any holder of Registrable Securities which is a partnership or corporation shall also include any Common Stock held by the partners, retired partners, shareholders or affiliated entities of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and such holder and other persons shall be deemed to be a single selling holder, and any pro rata reduction with respect to such selling holder shall be based upon the aggregate amount of Common Stock owned by all entities and individuals included in such selling holder, as defined in this sentence. No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any holder of Registrable Securities disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities so withdrawn shall also be withdrawn from registration.

           6.4.2.  Other Actions. If and in each case when the Company is
                   -------------
     required to use its best efforts to effect a registration of any Registrable Securities as provided in this Section 6, the Company shall take appropriate and customary actions in furtherance thereof, including, without limitation: (a) promptly filing with the Commission a registration statement and using reasonable efforts to cause such registration statement to become effective, (b) preparing and filing with the Commission such amendments and supplements to such registration statements as may be required to comply with the Securities Act and to keep such registration statement effective for a period not to exceed 270 days from the date of effectiveness or such earlier time as the Registrable Securities covered by such registration statement shall have been disposed of in accordance with the intended method of distribution therefor or the expiration of the time when a prospectus relating to such registration is required to be delivered under the Securities Act, (c) use its best efforts to register or qualify such Registrable Securities under the state securities or "blue sky" laws of such jurisdictions as the sellers shall reasonably request; provided, however, that the Company shall not be obligated to file any
     --------  -------
     general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it would not otherwise be so subject and (d) otherwise cooperate reasonably with, and take such customary actions as may reasonably be requested by the holders of Registrable Securities in connection with, such registration.

           6.4.3.  Selection of Underwriters and Counsel.  The underwriters and
                   -------------------------------------
     legal counsel to be retained in connection with any Public Offering shall be selected by the Board or, in the case of an offering following a request therefor under Section 6.1, the Initiating Investors.

           6.4.4.  Lock-Up. Without the prior written consent of the
                   -------
     underwriters managing any Public Offering, for a period beginning seven days immediately preceding and ending on the 90th day (or, in the case of the Initial Public Offering, the 180th day) following the effective date of the registration statement used in connection with such offering, no holder of Shares (whether or not a selling shareholder pursuant to such registration statement) shall (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise Transfer, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for such Common Stock or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (a) or
     (b) above is to be settled by delivery of such Common Stock or such other securities, in cash or otherwise; provided, however, that the foregoing
                                       --------  -------
     restrictions shall not apply to (i) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Initial Public Offering, (ii) Transfers to a Permitted Transferee of such holder or (iii) Conversions of Exchangeable Shares or conversions or exchanges of shares of Common Stock into other classes of Common Stock, in either case without change of holder, or (iv) transfers of Common Stock to any of the Pensar Investors, the Company or its affiliates pursuant to the Escrow Agreement dated on or about the date hereof among the Company, the Pensar Investors and Brown Brothers Harriman & Co., as Escrow Agent.

     6.5.  Indemnification and Contribution.
           --------------------------------

           6.5.1.  Indemnities of the Company. In the event of any registration
                   --------------------------
     of any Registrable Securities or other debt or equity securities of the Company or any of its subsidiaries under the Securities Act pursuant to this Section 6 or otherwise, and in connection with any registration statement or any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including, without limitation, reports required and other documents filed under the Exchange Act, and other documents pursuant to which any debt or equity securities of the Company or any of its subsidiaries are sold (whether or not for the account of the Company or its subsidiaries), the Company will, and hereby does, and will cause each of its subsidiaries, jointly and severally, to indemnify and hold harmless each seller of Registrable Securities, any Person who is or might be deemed to be a controlling Person of the Company or any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, their respective direct and indirect partners, advisory board members, directors, officers, trustees, members and shareholders, and each other Person, if any, who controls any such seller or any such holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being referred to herein as a "Covered
                                                                   -------
     Person"), against any losses, claims, damages or liabilities (or actions or
     ------
     proceedings in respect thereof), joint or several, to which such Covered Person may be or become subject under the Securities Act, the Exchange Act, any other securities or other law of any jurisdiction, the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon
     (a) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including without limitation reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (c) any violation or alleged violation by the Company or any of its subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or other document or report, and will reimburse such Covered Person for any legal or any other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that neither the Company nor any of its subsidiaries
     --------  -------
     shall be liable to any Covered Person in any such case to the extent that any such loss, claim, damage, liability, action or proceeding arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information furnished to the Company or to any of its subsidiaries through an instrument duly executed by such Covered Person specifically stating that it is for use in the preparation thereof. The indemnities of the Company and of its subsidiaries contained in this Section 6.5.1 shall remain in full force and effect regardless of any investigation made by or on behalf of such Covered Person and shall survive any transfer of securities.

           6.5.2.  Indemnities to the Company.  The Company and any of its
                   --------------------------
     subsidiaries may require, as a condition to including any securities in any registration statement filed pursuant to this Section 6, that the Company and any of its subsidiaries shall have received an undertaking satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless the Company and any of its subsidiaries, each director of the Company or any of its subsidiaries, each officer of the Company or any of its subsidiaries who shall sign such registration statement and each other Person (other than such seller), if any, who controls the Company and any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other prospective seller of such securities with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any other disclosure document (including, without limitation, reports and other documents filed under the Exchange Act or any document incorporated therein) or other document or report, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or any of its subsidiaries through an instrument executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other document or report. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, any of its subsidiaries or any such director, officer or controlling Person and shall survive any transfer of securities.

          6.5.3.  Contribution.  If the indemnification provided for in Sections
                  ------------
     6.5.1 or 6.5.2 is unavailable to a party that would have been entitled to indemnification pursuant to the foregoing provisions of this Section 6.5 (an "Indemnitee") in respect of any losses, claims, damages or liabilities
          ----------
     (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such Indemnitee on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such Indemnitee and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just or equitable if contribution pursuant to this Section 6.5.3 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 6.5.3 shall include any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

           6.5.4.  Limitation on Liability of Holders of Registrable Securities.
                   ------------------------------------------------------------
     The liability of each holder of Registrable Securities in respect of any indemnification or contribution obligation of such holder arising under this Section 6.5 shall not in any event exceed an amount equal to the net proceeds to such holder (after deduction of all underwriters' discounts and commissions) from the disposition of the Registrable Securities disposed of by such holder pursuant to such registration.

7. TRANSFERS TO OTHER HOLDERS. Shares Transferred by a holder of Shares to another holder of shares under this Agreement shall be deemed for all purposes hereof to be HTM Shares, SMTC Shares, Pensar Shares, or the Management Shares hereunder, of like kind with the other Shares held by the acquiring holder.

8.   REMEDIES.

     8.1.  Generally. To the extent permitted by applicable law, the Company and
           ---------
each holder of Shares shall have all remedies at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by the Company or any holder of Shares. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including, without limitation, preliminary or temporary relief) as may be appropriate in the circumstances.

     8.2.  [RESERVED].

9.   LEGENDS.

     9.1.  [RESERVED].

     9.2.  1933 Act Legends. Each certificate representing Shares shall have the
           ----------------
following legend endorsed conspicuously thereupon:

           The securities represented by this certificate were issued in a private placement, without registration under the Securities Act of 1933, as amended (the "Act"), and may not be sold, assigned, pledged or otherwise
                      ---
     transferred in the absence of an effective registration under the Act covering the transfer or an opinion of counsel, satisfactory to the issuer, that registration under the Act is not required.

     9.3.  Stop Transfer Instruction.  The Company will instruct any transfer
           -------------------------
agent not to register the Transfer of any Shares until the conditions specified in the foregoing legends are satisfied.

     9.4.  Termination of 1933 Act Legend.  The requirement imposed by Section
           ------------------------------
9.2 shall cease and terminate as to any particular Shares (a) when, in the opinion of Ropes & Gray, or other counsel reasonably acceptable to the Company, such legend is no longer required in order to assure compliance by the Company with the Securities Act or (b) when such Shares have been effectively registered under the Securities Act or transferred pursuant to Rule 144. Wherever (x) such requirement shall cease and terminate as to any Shares or (y) such Shares shall be transferable under paragraph (k) of Rule 144, the holder thereof shall be entitled to receive from the Company, without expense, new certificates not bearing the legend set forth in Section 9.2.

10.  [RESERVED].

11.  AMENDMENT, TERMINATION, ETC.

     11.1. Oral Modifications.  This Agreement may not be orally amended,
           ------------------
modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

     11.2. Written Modifications.  This Agreement may be amended, modified,
           ---------------------
extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Majority Stockholders; provided, however,
                                                          --------  -------
that (a) the consent of the Majority HTM Investors shall be required for any amendment, modification, extension, termination or waiver which has a material adverse effect on the rights of the holders of HTM Shares as such under this Agreement, (b) the consent of the Majority SMTC Investors shall be required for any amendment, modification, extension, termination or waiver which has a material adverse effect on the rights of the holders of SMTC Shares as such under this Agreement, (c) the consent of the Majority Pensar Investors shall be required for any amendment, modification, extension, termination or waiver which has a material adverse effect on the rights of the holders of Pensar Shares as such under this Agreement and (d) the consent of the Majority Managers shall be required for any amendment, modification, extension, termination or waiver which has a material adverse effect on the rights of the holders of Management Shares as such under this Agreement. Each such amendment, modification, extension, termination and waiver shall be binding upon each party hereto and each holder of Shares subject hereto. In addition, each party hereto and each holder of Shares subject hereto may waive any right hereunder by an instrument in writing signed by such party or holder.

     11.3.  Termination.  No termination under this Agreement shall relieve any
            -----------
Person of liability for breach prior to termination.

 12. DEFINITIONS.  For purposes of this Agreement:

     12.1.  Certain Matters of Construction.  In addition to the definitions
            -------------------------------
referred to or set forth below in this Section 12:

          (a) The words "hereof", "herein", "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and, unless otherwise provided, reference to a particular Section shall refer to the applicable Section of this Agreement and shall include all subsections thereof;

          (b) Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and

          (c) The masculine, feminine and neuter genders shall each include the other.

     12.2.  Definitions.  The following terms shall have the following meanings:
            -----------

     "Agreement" shall have the meaning set forth in the Preamble.
      ---------

     "Bain Equity Funds" shall mean, collectively, Bain Capital Fund VI, L.P.,
      -----------------
BCIP Associates II, BCIP Trust Associates II, BCIP Associates II-B and BCIP Associates II-C.

     "Bain Investors" shall mean, collectively, Bain Capital Fund VI, L.P., BCIP
      --------------
Associates II, BCIP Trust Associates II, BCIP Associates II-B, BCIP Associates II-C, Bain Capital V Mezzanine Fund, L.P., BCM Capital Partners, L.P., Sankaty High Yield Asset Partners, L.P.

     The "Beneficial Owner" of any Share shall be the owner of such Share and,
          ----------------
in the case of any Share owned by EMSIcon, the owner of the membership unit of EMSIcon corresponding to such Share. The terms "Beneficial Ownership" and
                                                 --------------------
"Beneficially Owned" shall have a corresponding meaning.
-------------------

     "Celerity Investor" shall mean Celerity EMSIcon, LLC.
      -----------------

     "Class A Stock" shall mean the Company's Class A-1 Common Stock together
      -------------
with the Class A-2 Common Stock.

     "Class A-1 Stock" shall mean the Company's Class A-1 Common Stock, par
      ---------------
value $.001 per share.

     "Class A-2 Stock" shall mean the Company's Class A-2 Common Stock, par
      ---------------
value $.001 per share.

     "Class L Exchangeable Shares" shall mean SMTC-Canada's Class L non-voting
      ---------------------------
preferred shares.

     "Class L Stock" shall mean the Company's Class L Common Stock, par value
      -------------
$.001 per share.

     "Class N Stock" shall mean the Company's Class N Common Stock, par value
      -------------
$.001 per share.

     "Class Y Canadian Shares" shall mean SMTC-Canada's Class Y non-voting
      -----------------------
preferred shares.

     "Commission" shall mean the Securities and Exchange Commission.
      ----------

     "Common Stock" shall mean the common stock of the Company including without
      ------------
limitation the Class A Stock, the Class L Stock and the New Common Stock.

     "Company" shall have the meaning set forth in the Preamble.
      -------

     "Conversion" shall mean the Transfer of an Exchangeable Share to the
      ----------
Company or one of its subsidiaries in consideration of the receipt of Common Stock whether pursuant to the Articles of Incorporation (as amended from time to time) of SMTC-Canada, any agreement relating generally to the conversion of Exchangeable Shares or otherwise, and "Convert" shall have a similar meaning.

     "Convertible Securities" shall mean any evidence of indebtedness, shares of
      ----------------------
stock (other than Common Stock) or other securities which are directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock, including without limitation the Exchangeable Shares.

     "Covered Person" shall have the meaning set forth in Section 6.5.1.
      --------------

     "EMSIcon" shall have the meaning set forth in the Preamble.
      -------

     "Equivalent Shares" shall mean as to any outstanding shares of Common
      -----------------
Stock, such number of shares of Common Stock, and as to any outstanding Options or Convertible Securities, the maximum number of shares of Common Stock for which or into which such Options or Convertible Securities may at the time be exercised, exchanged or converted.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as in effect
      ------------
from time to time.

     "Exchangeable Shares" shall have the meaning set forth in the Recitals.
      -------------------

     "HTM" shall have the meaning set forth in the Recitals.
      ---

     "HTM Investors" shall have the meaning set forth in the Preamble.
      -------------

     "HTM Shares" shall mean (a) all shares of Common Stock originally issued
      ----------
to, or issued with respect to shares originally issued to, or held by, an HTM Investor, whenever issued, including, without limitation, all shares of Common Stock issued pursuant to the exercise of any Convertible Securities and (b) all Convertible Securities originally granted or issued to an HTM Investor. As to any particular HTM Shares, such shares shall cease to be HTM Shares when (w) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (x) such securities shall have been Transferred pursuant to Rule 144 or Rule 701, (y) subject to the provisions of Section 9, such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration of them under the Securities Act and such securities may be distributed without volume limitation or other restrictions on transfer under Rule 144 (including without application of paragraphs (c), (e), (f) and (h) of Rule 144) or (z) such securities shall have ceased to be outstanding. Except as otherwise provided in this Agreement, Convertible Securities shall be treated as a number of Shares equal to the number of Equivalent Shares represented by such Convertible Securities in all cases where it is necessary to calculate the number of Shares held by any holder of HTM Shares.

     "Indemnitee" shall have the meaning set forth in Section 6.5.3.
      ----------

     "Initial Public Offering" means the initial Public Offering registered on
      -----------------------
Form S-1 (or any successor form under the Securities Act).

     "Initiating Investors" shall have the meaning set forth in Sections 6.1.1,
      --------------------
6.2.1.1 and 6.2.1.2.

     "J&L" shall have the meaning set forth in the Preamble.
      ---

     "Majority Bain Investors" shall mean, as of any date, the holders of a
      -----------------------
majority of the Shares then Beneficially Owned by the Bain Investors.

     "Majority Celerity Investors" shall mean, as of any date, the holders of a
      ---------------------------
majority of the Shares then Beneficially Owned by the Celerity Investor.

     "Majority HTM Investors" shall mean, as of any date, the holders of a
      ----------------------
majority of the HTM Shares outstanding on such date.

     "Majority Managers" shall mean, as of any date, the holders of a majority
      -----------------
of the Management Shares outstanding on such date.

     "Majority Participating Stockholders" shall have the meaning set forth in
      -----------------------------------
Section 6.2.1.1 and 6.2.1.4.

     "Majority SMTC Investors" shall mean, as of any date, the holders of a
      -----------------------
majority of the SMTC Shares outstanding on such date.

     "Majority Stockholders" shall mean, as of any date, the holders of a
      ---------------------
majority of the Shares outstanding on such date.

     "Management Shares" shall mean (a) all shares of Common Stock originally
      -----------------
issued to, or issued with respect to shares originally issued to, or held by, a Manager, whenever issued, including, without limitation, all shares of Common Stock issued pursuant to the exercise of any Convertible Securities and (b) all Convertible Securities originally granted or issued to a Manager. As to any particular Management Shares, such shares shall cease to be Management Shares when (w) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (x) such securities shall have been Transferred pursuant to Rule 144 or Rule 701, (y) subject to the provisions of Section 9, such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration of them under the Securities Act and such securities may be distributed without volume limitation or other restrictions on transfer under Rule 144 (including without application of paragraphs (c), (e), (f) and (h) of Rule 144) or (z) such securities shall have ceased to be outstanding. Except as otherwise provided in this Agreement, Convertible Securities shall be treated as a number of Shares equal to the number of Equivalent Shares represented by such Convertible Securities in all cases where it is necessary to calculate the number of Shares held by any holder of Management Shares.

     "Managers" shall have the meaning set forth in the Preamble.
      --------

     "New Common Stock" shall have the meaning set forth in the Recitals.
      ----------------

     "Options" shall mean Convertible Securities in the form of options or
      -------
warrants to subscribe for, purchase or otherwise acquire either Common Stock or other Convertible Securities.

     "Pensar" shall have the meaning set forth in the Recitals.
      ------

     "Pensar Investors" shall have the meaning set forth in the Recitals.
      ----------------

     "Pensar Shares" shall mean (a) all shares of Common Stock originally issued
      -------------
to, or issued with respect to shares originally issued to, or held by, a Pensar Investor, whenever issued, including, without limitation, all shares of Common Stock issued pursuant to the exercise of any Convertible Securities and (b) all Convertible Securities originally granted or issued to a Pensar Investor. As to any particular Pensar Shares, such shares shall cease to be Pensar Shares when
(w) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (x) such securities shall have been Transferred pursuant to Rule 144 or Rule 701, (y) subject to the provisions of Section 9, such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration of them under the Securities Act and such securities may be distributed without volume limitation or other restrictions on transfer under Rule 144 (including without application of paragraphs (c), (e), (f) and (h) of Rule 144) or (z) such securities shall have ceased to be outstanding. Except as otherwise provided in this Agreement, Convertible Securities shall be treated as a number of Shares equal to the number of Equivalent Shares represented by such Convertible Securities in all cases where it is necessary to calculate the number of Shares held by any holder of Pensar Shares.

     "Permitted Transferee" shall mean (a) with respect to any holder of Shares
      --------------------
who is a natural Person, each spouse or child or other descendants of such holder, each trust created solely for the benefit of one or more of the aforementioned Persons and their spouses and each custodian or guardian of any property of one or more of the aforementioned Persons in his capacity as such custodian or guardian (each such Person set forth in this clause (a), a "Member
                                                                         ------
of the Immediate Family"), (b) with respect to Shares held by a natural Person
-----------------------
and distributed by will or other instrument taking effect at death of such holder or by applicable laws of descent and distribution, such holder's estate, executors, administrators, personal representatives, heirs, legatees or distributees whether or not such recipients are Members of the Immediate Family of such holder and (c) with respect to any holder of Shares, an Affiliate of such holder or the holders of the beneficial interests (which, for purposes of this clause (c), shall be deemed to include, without limitation, its partners, members or stockholders) of such holder; provided, however, that no Transferee
                                         --------  -------
pursuant to the above clauses (a), (b) or (c) shall be a "Permitted Transferee" unless such Transferee has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that such Shares to be received by such Transferee shall remain HTM Shares, SMTC

Shares or Management Shares hereunder, as the case may be, and shall continue to be subject to all of the provisions of this Agreement and that such Transferee shall be bound by, and shall be a party to, this Agreement as the holder of HTM Shares, SMTC Shares or Management Shares, as the case may be; provided, further,
                                                              --------  -------
that no Transfer by any party to a Permitted Transferee shall relieve such party of any of its obligations hereunder.

     "Person" shall mean any individual, partnership, corporation, company,
      ------
association, trust, joint venture, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

     "Public Offering" shall mean a public offering and sale of Common Stock for
      ---------------
cash pursuant to an effective registration statement under the Securities Act.

     "Qualified Public Offering" shall mean a Public Offering, other than any
      -------------------------
Public Offering or sale pursuant to a registration statement on Form S-8 or comparable form, in which the aggregate price to the public of all such common stock sold in such offering shall exceed $55 million.

     "Reclassification" shall have the meaning set forth in the Recitals.
      ----------------

     "Registrable Securities" shall mean (a) all shares of Common Stock, (b) all
      ----------------------
shares of Common Stock issuable upon exercise of any Convertible Security and
(c) all shares of Common Stock directly or indirectly issued or issuable with respect to the securities referred to in clauses (a) or (b) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, in each case constituting Shares. As to any particular Registrable Securities, such shares shall cease to be Registrable Securities when (w) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (x) such securities shall have been Transferred pursuant to Rule 144 or Rule 701, (y) subject to the provisions of
Section 9, such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration of them under the Securities Act and such securities may be distributed without volume limitation or other restrictions on transfer under Rule 144 (including without application of paragraphs (c), (e), (f) and (h) of Rule 144) or (z) such securities shall have ceased to be outstanding.

     "Rule 144" shall mean Rule 144 under the Securities Act (or any successor
      --------
Rule).

     "Rule 145 Transaction" shall mean a registration on Form S-4 pursuant to
      --------------------
Rule 145 of the Securities Act (or any successor Form or provision, as applicable).

     "Rule 701" shall mean Rule 701 under the Securities Act (or any successor
      --------
Rule).

     "Sale" shall mean any Transfer for value.
      ----

     "Securities Act" shall mean the Securities Act of 1933, as in effect from
      --------------
time to time.

     "Shares" shall mean all HTM Shares, SMTC Shares, Pensar Shares and
      ------
Management Shares.

     "SMTC" shall have the meaning set forth in the Recitals.
      ----

     "SMTC - Canada" shall have the meaning set forth in the Preamble.
      -------------

     "SMTC Investors" shall have the meaning set forth in the Preamble.
      --------------

     "SMTC Nova Scotia" shall mean SMTC Nova Scotia Company.
      ----------------

     "SMTC Shares" shall mean (a) all shares of Common Stock originally issued
      -----------
to, or issued with respect to shares originally issued to, or held by, an SMTC Investor, whenever issued, including, without limitation, all shares of Common Stock issued pursuant to the exercise of any Convertible Securities and (b) all Convertible Securities originally granted or issued to an SMTC Investor. As to any particular SMTC Shares, such shares shall cease to be SMTC Shares when (w) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (x) such securities shall have been Transferred pursuant to Rule 144 or Rule 701, (y) subject to the provisions of Section 9, such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration of them under the Securities Act and such securities may be distributed without volume limitation or other restrictions on transfer under Rule 144 (including without application of paragraphs (c), (e), (f) and (h) of Rule 144) or (z) such securities shall have ceased to be outstanding. Except as otherwise provided in this Agreement, Convertible Securities shall be treated as a number of Shares equal to the number of Equivalent Shares represented by such Convertible Securities in all cases where it is necessary to calculate the number of Shares held by any holder of SMTC Shares.

     "Special Voting Stock" shall have the meaning set forth in the Recitals.
      --------------------

     "Stockholders" shall mean the HTM Investors, the SMTC Investors, the
      ------------
Managers and the Pensar Investors.

     "Transfer" shall mean any sale, pledge, assignment, encumbrance or other
      --------
transfer or disposition of any Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.

13. MISCELLANEOUS.

     13.1.  Expenses of EMSIcon Transfers.  In connection with any Transfer of
            -----------------------------
Shares by EMSIcon to the Beneficial Owner of such Shares, the Company will pay, or cause one of its subsidiaries to pay, on behalf of EMSIcon or any such Beneficial Owner, all fees payable to governmental authorities relating to securities regulation and anti-trust enforcement in connection with, or resulting from, such Transfer.

     13.2.  Authority; Effect.  Each party hereto represents and warrants to and
            -----------------
agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

     13.3.  Notices.  Any notices and other communications required or permitted
            -------
in this Agreement shall be effective if in writing and (a) delivered personally or (b) sent (i) by Federal Express, DHL or UPS or (ii) by registered or certified mail, postage prepaid, in each case, addressed as follows:

          If to the Company to it:

                    c/o EMSIcon

               with a copy to:

                    SMTC Manufacturing Corporation of Canada
                    625 Hood Road
                    Markham, Ontario L3R 4N6
                    Canada
                    Attention: President

          If to EMSIcon, to it:

                    c/o Bain Capital, Inc.
                    Two Copley Place, 7th Floor
                    Boston, MA  02116
                    Attention: Stephen G. Pagliuca
                               Ian K. Loring
               with copies to:

                    Celerity Management Co., Inc.
                    11111 Santa Monica Boulevard, Suite 1127
                    Los Angeles, CA  90025
                    Attention: Stephen E. Adamson

                    and

                    Ropes & Gray
                    One International Place
                    Boston, Massachusetts 02110
                    Attention: Alfred O. Rose, Esq.

                    and

                    Brownstein, Hyatt & Farber, P.C.
                    410 Seventeenth Street
                    22nd Floor
                    Denver, CO 80202-4437
                    Attention: Jacquelyn Kilmer, Esq.

     If to any other holder of Shares, to him at the address set forth in the stock record book of the Company.

     Notice to the holder of record of any shares of capital stock shall be deemed to be notice to the holder of such shares for all purposes hereof.

     Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date received, if personally delivered, (b) two business days after being sent by Federal Express, DHL or UPS and (c) three business days after deposit with the U.S. Postal Service, if sent by registered or certified mail. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

     13.4.  Binding Effect, Etc.  Except for restrictions on Transfer of Shares
            -------------------
set forth in other agreements, plans or other documents, this Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns. Upon execution by any party, this Agreement shall become a valid and binding obligation of such party notwithstanding the failure of any Stockholder to execute this Agreement.

     13.5.  Descriptive Headings.  The descriptive headings of this Agreement
            --------------------
are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

     13.6.  Counterparts.  This Agreement may be executed in multiple
            ------------
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

     13.7.  Severability.  In the event that any provision hereof would, under
            ------------
applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

14.  GOVERNING LAW, ETC.

     14.1.  Governing Law.  This Agreement shall be governed by and construed in
            -------------
accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

     14.2.  Consent to Jurisdiction.  Each party to this Agreement, by its
            -----------------------
execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the United States District Court for the District of Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 13.3 is reasonably calculated to give actual notice.

     14.3.  WAIVER OF JURY TRIAL.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE
            --------------------
LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 14.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 14.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

     14.4.  Exercise of Rights and Remedies.  No delay of or omission in the
            -------------------------------
exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

                                                      SMTC Corporation
                                                      Stockholders Agreement
                                                      July 27, 2000


     IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.


THE COMPANY:                SMTC Corporation


                            By /s/ Paul Walker
                               --------------------------------------
                               Name: Paul Walker
                               Title: President


THE STOCKHOLDERS:           EMSIcon Investments, LLC


                            By /s/ Stephen Adamson
                               --------------------------------------
                               Name: Stephen Adamson
                               Title: Authorized Person


                            Bain Capital Fund VI, L.P.
                            By: Bain Capital Partners VI, L.P.,
                                its general partner
                              By: Bain Capital Investors VI, Inc.,
                                  its general partner

                            By /s/ Paul Edgerley
                               --------------------------------------
                               Name: Paul Edgerley
                               Title:


                            Sankaty High Yield Asset Partners, L.P.

                            By /s/ Diane J. Exter
                               --------------------------------------
                               Name: Diane J. Exter
                               Title: Executive Vice President

                                                      SMTC Corporation
                                                      Stockholders Agreement
                                                      July 27, 2000



                            Bain Capital V Mezzanine Fund, L.P.
                            By: Bain Capital V Mezzanine Partners, L.P.,
                                its general partner
                              By: Bain Capital Investors V, Inc.,
                                  its general partner

                            By /s/ Paul Edgerley
                               --------------------------------------
                               Name: Paul Edgerley
                               Title:

                            BCM Capital Partners, L.P.
                            By: Bain Capital V Mezzanine Partners, L.P.
                                its general partner
                              By: Bain Capital Investors V, Inc.,
                                  its general partner
`
                            By /s/ Paul Edgerley
                               --------------------------------------
                               Name: Paul Edgerley
                               Title:

                            BCIP Associates II
                            BCIP Trust Associates II
                            BCIP Associates II-B
                            BCIP Associates II-C
                            By: Bain Capital, Inc.,
                                their Managing Partner

                            By /s/ Paul Edgerley
                               --------------------------------------
                               Name: Paul Edgerley
                               Title:

                            Celerity EMSIcon, LLC

                            By /s/ Stephen Adamson
                               --------------------------------------
                               Name: Stephen Adamson
                               Title: An Authorized Person

                                                      SMTC Corporation
                                                      Stockholders Agreement
                                                      July 27, 2000


                            P.N. Walker Consulting Inc.


                            By /s/ Paul Walker
                               --------------------------------------
                               Name: Paul Walker
                               Title:

                            Nichal Inc.


                            By /s/ Derek D'Andrade
                               --------------------------------------
                               Name: Derek D'Andrade
                               Title:

                            Kilmer Electronics Group Limited


                            By /s/ Michael Griffiths
                               --------------------------------------
                               Name: Michael Griffiths
                               Title: Secretary-Treasurer

                               /s/ Gary Walker
                            -----------------------------------------
                                         Gary Walker

                               /s/ Philip Woodard
                            -----------------------------------------
                                         Philip Woodard

                               /s/ Paul Walker
                            -----------------------------------------
                                           Paul Walker

                               /s/ Derek D'Andrade
                            -----------------------------------------
                                         Derek D'Andrade

                               /s/ Edward A. Johnson
                            -----------------------------------------
                                        Edward A. Johnson

                                                      SMTC Corporation
                                                      Stockholders Agreement
                                                      July 27, 2000

                               /s/ James Laurion
                            -----------------------------------------
                                          James Laurion

                               /s/ Brad Tesch
                            -----------------------------------------
                                            Brad Tesch

                               /s/ Robert Koss
                            -----------------------------------------
                                        Robert Koss

THE PENSAR INVESTORS:

                               /s/ Stanley C. Plzak
                            -----------------------------------------
                                        Stanley C. Plzak


                               /s/ William M. Moeller
                            -----------------------------------------
                                        William M. Moeller


                               /s/ Richard V. Baxter
                            -----------------------------------------
                                         Richard V. Baxter


                               /s/ David E. Steel
                            -----------------------------------------
                                          David E. Steel


                               /s/ Bruce D. Backer
                            -----------------------------------------
                                         Bruce D. Backer